EXHIBIT 99.1




                                        [GRAPHIC OMITTED][GRAPHIC OMITTED]



For immediate release:                                               Contact:

September 27, 2004                                              Laurie Little
                                                 Director, Investor Relations

                                                   National RV Holdings, Inc.
                                                 949.233.1896 or 800.322.6007
                                                                     ir@nrvh.com



                         National RV Holdings, Inc Sells
                   Travel Trailer Business to Weekend Warrior

     Perris, California - National RV Holdings, Inc. (NYSE:NVH) announced today that it has negotiated the sale of its National RV travel trailer business assets to Weekend Warrior, a privately owned, California-based ramp trailer manufacturer. Warrior has created a new company called Rage'n, Inc., through which it plans to manufacture and market the acquired National RV brands. The sale is designed to allow National RV to further concentrate its efforts and resources on its growing motorhome business.

Brad Albrechtsen, CEO of National RV, stated, "With increasing demand for Class A motorhome products, we have decided that we could better serve our shareholders, as well as our motorhome dealers and customers, by focusing all of our attention and resources on our motorhome business where margins are better." Commenting on the deal with Warrior, Albrechtsen continued, "We are very pleased that we were able to reach an agreement on our toy-hauler business with the company that virtually invented that business. We believe that Warrior is the perfect company to take over our brands and further enhance their value for the customers and dealers. Once we decided it was in the best interest of our shareholders to focus all of our resources on motorhomes, our main concern was in finding someone who could preserve the brand value for our dealers and owners--and we feel that we accomplished that," concluded Albrechtsen.

National RV announced that the sale was effective immediately, but went on to state that it will continue to service and fulfill the original warranty obligations of the travel trailer products currently on the road. Sales of trailers have represented less than 5% of revenues for National RV Holdings. Terms of the transaction were not disclosed.

National R.V. Holdings, Inc., through its two wholly-owned subsidiaries, National RV, Inc. and Country Coach, Inc., is one of the nation's leading producers of motorized and towable recreation vehicles. National RV is located in Perris, California where it produces Class A gas and diesel motorhomes under model names Dolphin, Islander, Sea Breeze, Tradewinds and Tropi-Cal. Country Coach, Inc. is located in Junction City, Oregon where it produces high-end Class A diesel motorhomes under the model names Affinity, Allure, Inspire, Intrigue, Lexa and Magna, and bus conversions under the Country Coach Prevost brand.

This release and other statements by NVH and its subsidiaries contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; seasonality and potential fluctuations in NVH's operating results; NVH's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in NVH's filings with the Securities and Exchange Commission (SEC) and NVH's public announcements, copies of which are available from the SEC or from NVH upon request.

                                      # # #